Exhibit 23.1
                                                                    ------------

              CONSENT OF ERNST & YOUNG LLP INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Employee Stock Purchase Plan of our report dated July 31, 1998 with respect to the consolidated financial statements and schedule of Adept Technology, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 1998, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP
San Jose, California
November 6, 1998